UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2006

EvergreenBancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-32915	91-2097262
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Eastlake Avenue East, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206 628 4250

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On September 5, 2006, EvergreenBancorp, Inc. issued a press release to announce that Gordon Browning, age 51, will become Executive Vice President and Chief Financial Officer for the Company and its primary subsidiary, EvergreenBank, effective September 11, 2006.

Mr. Browning has over 25 years of financial management experience and 16 years as a community bank executive officer. He served as Chief Financial Officer for Northwest Business Bank prior to its being acquired in late 2005. He has also held the position of Chief Operating Officer for Evergreen Home Loans in Bellevue, Washington and Chief Financial Officer at Bank NorthWest in Bellingham, Washington. In addition to these roles, he has held positions with the Whatcom County Treasurer's office and the Federal Home Loan Bank of Seattle. Mr. Browning is a Pacific Northwest native, received a B.A. degree in finance from the University of Washington, and earned a designation as a Certified Cash Manager with the Treasury Management Association.

Mr. Browning’s employment will be at-will. He will receive an annual salary of $145,000 per year, and will receive an award of 3,000 nonqualified stock options which will vest in five equal annual installments.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of EvergreenBancorp, Inc. dated September 5, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EvergreenBancorp, Inc.

September 5, 2006	By:	Gerald O. Hatler

Name: Gerald O. Hatler
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Registrant's Press Release dated September 5, 2006